SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Investment Managers Series Trust II

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AXS ALL TERRAIN OPPORTUNITY FUND

November 16, 2020

Dear Shareholder:

The shareholders of the AXS All Terrain Opportunity Fund (the “Fund”) series of Investment Managers Series Trust II (the “Trust”) are being asked to approve the appointment by the Trust’s Board of Trustees of AXS Investments LLC (“AXS”), as the investment advisor to the Fund.

Castle Financial & Retirement Planning Associates, Inc. (“Castle Financial”) and Foothill Capital Management, LLC (“FCM”) have served as co-investment advisors to the Fund from November 3, 2014, and December 14, 2018, respectively. Castle Financial and FCM informed the Board of Trustees that they no longer wished to serve as co-investment advisors to the Fund, and that they believed it would be in the best interests of the Fund and its shareholders to appoint AXS as the investment advisor of the Fund as soon as reasonably possible. Based on a recommendation by Castle Financial and FCM, on October 20, 2020, the Board of Trustees approved an interim investment advisory agreement (the “Interim Agreement”) with AXS effective October 26, 2020, which allows AXS to serve as the investment advisor to the Fund under terms substantially similar to those of the prior investment co-advisory agreements with Castle Financial and FCM. The Interim Agreement is effective for 150 days from October 26, 2020 (until March 25, 2021). The Board also approved a new investment advisory agreement (the “AXS Advisory Agreement”), effective upon approval by the shareholders of the Fund. If the AXS Advisory Agreement is approved by the Fund’s shareholders it will remain in effect for a two-year period.

You are being asked to approve the AXS Advisory Agreement. Under the AXS Advisory Agreement, AXS will provide investment advisory services to the Fund, subject to the oversight of the Board of Trustees, under terms that are similar in all material respects to the prior investment co-advisory agreements and for the same fees that are currently in effect.

Neither the investment objective nor the investment strategies of the Fund have changed as a result of the appointment of AXS as investment advisor, and the investment advisory personnel of Castle Financial and FCM who provided services to the Fund will continue to do so as dual employees of AXS and their respective advisory firms.

The proposal is discussed in detail in the enclosed Proxy Statement. Approval of the AXS Advisory Agreement will neither alter the number of shares you own in the Fund nor cause a change to the advisory fees charged to the Fund.

The Board of Trustees has concluded that appointing AXS as the investment advisor to the Fund would serve the best interests of the Fund and its shareholders. The Board of Trustees recommends that you vote FOR the approval of the AXS Advisory Agreement after carefully reviewing the enclosed materials.

Your vote is important. Upon completing your review, please take a moment to sign and return your proxy card in the enclosed postage paid return envelope. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from us reminding you to vote your shares. On behalf of the Board of Trustees, we thank you for your continued investment in the AXS All Terrain Opportunity Fund.

Sincerely,

Terrance Gallagher

President

AXS ALL TERRAIN OPPORTUNITY FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on December 15, 2020

A Special Meeting of Shareholders of the AXS All Terrain Opportunity Fund (the “Fund”) series of Investment Managers Series Trust II (the “Trust”) will be held on December 15, 2020, at 11:00 a.m., local time, at the offices of Mutual Fund Administration, LLC, 2220 E. Route 66, Suite 226, Glendora, California 91740. At the meeting, we will ask the shareholders of the Fund to vote on:

1.	Approval of a new investment advisory agreement between Investment Managers Series Trust II, on behalf of the Fund, and AXS Investments LLC; and

2.	Any other matters that properly come before the meeting.

The Board of Trustees of the Trust has unanimously approved Proposal 1. ACCORDINGLY, THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

Please read the accompanying Proxy Statement for a more complete discussion of the Proposal.

Shareholders of record of the Fund as of the close of business on November 11, 2020, are entitled to notice of, and to vote at, the Fund’s special meeting or any adjournment thereof.

You are invited to attend the Special Meeting. If you cannot do so, please complete and return in the enclosed postage paid return envelope the accompanying proxy, which is being solicited by the Board of Trustees of the Trust, as promptly as possible. This is important for the purpose of ensuring a quorum at the Special Meeting. You may revoke your proxy at any time before it is exercised by signing and submitting a revised proxy, by giving written notice of revocation to the Trust at any time before the proxy is exercised, or by voting in person at the Special Meeting.

By order of the Board of Trustees,

Terrance Gallagher

President

November 16, 2020

YOUR VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

IMPORTANT INFORMATION TO HELP YOU UNDERSTAND AND VOTE ON THE PROPOSAL

While we strongly encourage you to read the full text of the enclosed Proxy Statement, we are also providing you with a brief overview of the subject of the shareholder vote.

QUESTIONS AND ANSWERS

Q. What is happening?

A. Shareholders of the AXS All Terrain Opportunity Fund (the “Fund”) are being asked to approve the appointment by the Board of Trustees of the Trust (the “Board” or “Board of Trustees”) of AXS Investments LLC (“AXS”) as the investment advisor to the Fund.

Castle Financial & Retirement Planning Associates, Inc. (“Castle Financial”) has served as the Fund’s co-investment advisor since the Fund’s inception on November 3, 2014, pursuant to an investment co-advisory agreement between the Trust and Castle Financial (the “Castle Financial Co-Advisory Agreement”). Foothill Capital Management, LLC (“FCM”) has served as the Fund’s co-investment advisor since December 14, 2018, pursuant to an investment co-advisory agreement between the Trust and FCM (the “FCM Co-Advisory Agreement” and together with the Castle Financial Co-Advisory Agreement, the “Co-Advisory Agreements”). Prior to December 14, 2018, Bauer Capital Management, LLC, which was acquired by FCM on that date, served as co-investment advisor to the Fund.

Prior to a meeting of the Board of Trustees held on October 19-20, 2020, Castle Financial and FCM indicated to the Board that they no longer wished to serve as co-investment advisors to the Fund; that they believed it would be in the best interests of the Fund and its shareholders to appoint AXS as the investment advisor of the Fund as soon as reasonably possible; and that if the Board appointed AXS as the Fund’s investment advisor, each of the Fund’s portfolio managers would continue to serve as portfolio managers of the Fund as dual employees of AXS and their respective advisory firms. Based on the recommendation by Castle Financial and FCM, the Board of Trustees, including a majority of Trustees who are not “interested persons” of the Trust as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), considered and approved the following: (i) the termination of the Co-Advisory Agreements effective on October 26, 2020, (ii) an interim investment advisory agreement (the “Interim Agreement”) between the Trust, on behalf of the Fund, and AXS, effective October 26, 2020; and (iii) a new investment advisory agreement between the Trust, on behalf of the Fund, and AXS (the “AXS Advisory Agreement”), effective upon shareholder approval. The Interim Agreement is effective for 150 days from October 26, 2020 (until March 25, 2021). The terms of the Interim Agreement are the same as those of the Co-Advisory Agreements, except for differences reflecting certain requirements of the 1940 Act. If the AXS Advisory Agreement is approved by the Fund’s shareholders, it will remain in effect for a two-year period. The terms of the AXS Advisory Agreement are substantially the same as those of the Co-Advisory Agreements The advisory fees of the Fund pursuant to the Interim Agreement and the AXS Agreement as the same as the advisory fee previously paid to Castle Financial and FCM pursuant to the Co-Advisory Agreements.

The Board has determined that it is appropriate to seek shareholder approval of the AXS Advisory Agreement at a special meeting of shareholders of the Fund (the “Meeting”). Under the AXS Advisory Agreement, AXS will provide investment advisory services to the Fund, subject to the oversight of the Board of Trustees.

Neither the investment objectives nor the investment strategies of the Fund have changed as a result of the change in investment advisor, and the investment advisory personnel of Castle Financial and FCM who have served as the Fund’s portfolio managers since the Fund’s inception continue to serve as the Fund’s portfolio managers under the Interim Agreement, and will continue to do so under the AXS Advisory Agreement, as dual employees of AXS, if the AXS Advisory Agreement is approved by the Fund’s shareholders.

Q. What proposal am I being asked to vote on?

A. At the Meeting, you will be asked to vote on the following proposal, and to transact any other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof: To approve a new investment advisory agreement between Investment Managers Series Trust II (the “Trust”), on behalf of the AXS All Terrain Opportunity Fund, and AXS Investments LLC (the “Proposal”).

Q. Why are you sending me this information?

A. You are receiving these proxy materials because you own shares of the Fund and have the right to vote on this very important proposal concerning your investment.

Q. How will the approval of the AXS Advisory Agreement affect me as a Fund Shareholder?

A. The Fund’s investment objectives will not change as a result of the approval of the AXS Advisory Agreement, and you will still own the same shares of the Fund. In addition, the portfolio managers who have managed the Fund since its inception will continue to manage the Fund as dual employees of AXS and their respective advisory firms. The terms of the AXS Advisory Agreement are the same as those of the current Co-Advisory Agreements in all material respects except for the new commencement date. The management fee under the AXS Advisory Agreement will remain at 1.40%, which is the Fund’s current management fee. If approved by shareholders, the AXS Advisory Agreement will have an initial two-year term and will be subject to annual renewal thereafter.

Q. Has the Board of Trustees approved the AXS Advisory Agreement for the Fund and how does the Board of Trustees recommend that I vote?

A. The Board of Trustees unanimously approved the AXS Advisory Agreement at a meeting held on October 19-20, 2020, and recommends that you vote FOR the proposal.

Q. Who will bear the costs related to this proxy solicitation?

A. Mutual Fund Administration, LLC (“MFAC”) and UMB Fund Services, Inc. (“UMBFS”) has agreed to bear all such costs.

Q. Who is entitled to vote?

A. If you owned shares of the Fund as of the close of business on November 11, 2020 (the “Record Date”), you are entitled to vote.

Q. When and where will the Meeting be held?

A. The Meeting will be held at the offices of the Fund’s administrator, Mutual Fund Administration, LLC, 2220 E. Route 66, Suite 226, Glendora, California 91740 on December 15, 2020, at 11:00 a.m. local time.

Q. How do I vote my shares?

A. For your convenience, there are several ways you can vote:

•	By Mail: Vote, sign and return the enclosed proxy card(s) in the enclosed self-addressed, postage-paid envelope;

•	By Telephone: Call the number printed on the enclosed proxy card(s);

•	By Internet: Access the website address printed on the enclosed proxy card(s); or

•	In Person: Attend the Meeting as described in the Proxy Statement.

Q. What vote is required to approve the proposal?

A. Approval of the AXS Advisory Agreement requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund, which, under the Investment Company Act of 1940, as amended, means an affirmative vote of the lesser of (a) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (b) more than 50% of the outstanding shares of the Fund.

Q. What happens if I sign and return my proxy card but do not mark my vote?

A. Your proxy will be voted in favor of the proposal.

Q. May I revoke my proxy?

A. You may revoke your proxy at any time before it is exercised by giving notice of your revocation to the Fund in writing, or by the execution and delivery of a later-dated proxy. You may also revoke your proxy by attending the Meeting, requesting the return of your proxy and voting in person.

Q. How can I obtain a copy of the Fund’s annual or semi-annual report?

A. If you would like to receive a copy of the latest annual or semi-annual report(s) for the Fund, please call 1-844-441-4440 or write to AXS All Terrain Opportunity Fund, P.O. Box 2175, Milwaukee, Wisconsin 53201. The reports will be furnished free of charge.

Q. Who can I call to obtain additional information about this Proxy Statement?

A. If you need any assistance, or have any questions regarding the proposal or how to vote your shares, please call 1-844-441-4440. Representatives are available Monday through Friday 10:00 a.m. to 5:00 p.m. Eastern time.

INVESTMENT MANAGERS SERIES TRUST II

PROXY STATEMENT

TO SHAREHOLDERS OF THE

AXS ALL TERRAIN OPPORTUNITY FUND

The Board of Trustees of Investment Managers Series Trust II (the “Trust”) is sending this Proxy Statement to the shareholders of the AXS All Terrain Opportunity Fund series of the Trust (the “Fund”) in connection with the solicitation of voting instructions for use at a special meeting of shareholders of the Fund (the “Meeting”) for the purposes set forth below and in the accompanying Notice of Special Meeting of Shareholders.

This Proxy Statement is being mailed on or about November 25, 2020, to the shareholders of the Fund of record as of November 11, 2020 (the “Record Date”). As of the Record Date, 1,154,449.165 shares of the Fund’s Institutional Class shares were issued and outstanding. Information on shareholders who owned beneficially more than 5% of the shares of the Fund as of the Record Date is set forth in Appendix A. To the knowledge of the Trust, the executive officers and trustees of the Trust as a group owned less than 1% of the outstanding shares of the Fund and of the Trust as of the Record Date.

Important Notice Regarding Availability of Proxy Materials for the Meeting to be Held on December 15, 2020. This Proxy Statement is available on the Internet at www.proxyvote.com.

INTRODUCTION

Shareholders of the Fund are being asked to approve the appointment by the Board of Trustees of AXS Investments LLC (“AXS”) as the investment advisor to the Fund.

Castle Financial has served as the co-investment advisor to the Fund from the Fund’s inception pursuant to the Castle Financial Co-Advisory Agreement dated November 3, 2014. The Castle Financial Co-Advisory Agreement was submitted for approval by the initial shareholder of the Fund on November 3, 2014 in connection with the Fund’s commencement of operations. FCM has served as the co-investment advisor to the Fund pursuant to the FCM Co-Advisory Agreement dated December 14, 2018. The FCM Co-Advisory Agreement was submitted for approval by the shareholders of the Fund on March 15, 2019 in connection with the acquisition by FCM of Bauer Capital Management LLC, which previously served as a co-advisor to the Fund. The Castle Financial Co-Advisory Agreement and the FCM Co-Advisory Agreement were last renewed by the Trust’s Board on April 22, 2020.

At a meeting held on October 19-20, 2020, upon the recommendation of Castle Financial and FCM, the Board of Trustees approved the termination of the Co-Advisory Agreements on October 26, 2020. The Board considered Castle Financial’s and FCM’s indications that they no longer wished to serve as co-investment advisors to the Fund; that they believed it would be in the best interests of the Fund and its shareholders to appoint AXS as the investment advisor of the Fund as soon as reasonably possible; and that if the Board appointed AXS as the Fund’s investment advisor, each of the Fund’s portfolio managers would continue to serve as portfolio managers of the Fund as dual employees of AXS and their respective advisory firms. The Board of Trustees also approved the Interim Agreement between the Trust, on behalf of the Fund, and AXS, effective October 26, 2020. The Interim Agreement allows AXS to serve as the investment advisor to the Fund under terms substantially the same as those of the Co-Advisory Agreements, except for differences reflecting certain requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), such as the date of execution, duration of the agreement, termination, and compensation conditions. The Interim Agreement is effective for 150 days from October 26, 2020 (until March 25, 2021). The Board also approved the new AXS Advisory Agreement, effective upon approval by the shareholders of the Fund. The AXS Advisory Agreement has substantially the same terms as the Co-Advisory Agreements. If the AXS Advisory Agreement is approved by the Fund’s shareholders, it will remain in effect for a two-year period.

The 1940 Act requires a new investment advisory agreement of a registered investment company to be approved by a majority vote of the outstanding voting securities of that investment company. Rule 15a-4 under the 1940 Act provides a temporary exemption from the shareholder approval requirement for an interim period of up to 150 days after termination of an advisory contract provided the advisory compensation paid during the interim period is no greater than the compensation paid under the previous advisory agreement, compensation earned under the new agreement will be escrowed until shareholders approve the new agreement; and the investment company’s board of trustees, including a majority of the independent trustees, has approved the interim investment advisory agreement. Pursuant to Rule 15a-4, the Board of Trustees has appointed AXS to continue to serve as the interim investment advisor to the Fund and is seeking to obtain approval of the AXS Advisory Agreement by the shareholders of the Fund.

PROPOSAL 1: APPROVAL OF THE AXS ADVISORY AGREEMENT

At a meeting held on October 19-20, 2020, the Board of Trustees approved the AXS Advisory Agreement and appointed AXS as investment advisor to the Fund. A copy of the AXS Advisory Agreement is included as Appendix B to this Proxy Statement, and all references to the AXS Advisory Agreement are qualified by reference to Appendix B.

Consideration of the AXS Advisory Agreement

The Board met on October 19-20, 2020, to consider the terms of the AXS Advisory Agreement between the Trust and AXS. At that meeting, the Board considered a variety of matters in connection with the approval of the AXS Advisory Agreement, including information about AXS’ organization and financial condition; information regarding the background and experience of AXS’ personnel providing services to the Fund; reports comparing performance of the Fund with returns of the HFRX Global Hedge Fund Index (the “Index”) and a group of comparable funds selected by Morningstar, Inc. (the “Peer Group”) from its Multialternative category (the “Fund Universe”) as of June 30, 2020; reports regarding the investment advisory fees and total expenses of the Fund compared with those of the Peer Group; the estimated profitability of AXS’s overall relationship with the Fund; and information about AXS’ policies and procedures, including its compliance manual and brokerage and trading procedures. The Board also reviewed information provided to it regarding the Fund’s performance and its advisory fees and total expenses at its April 2020 meeting in connection with the last annual renewal of the Co-Advisory Agreements.

In addition to considering the AXS Advisory Agreement, the Board also considered the proposed Interim Agreement, noting that the terms of the Interim Agreement were substantially the same as those of the Co-Advisory Agreements, except for differences reflecting certain requirements under the 1940 Act. Upon the recommendation of Castle Financial and FCM, the Board also approved the termination of the Co-Advisory Agreements on October 26, 2020. The Board noted that Castle Financial and FCM indicated that they no longer wished to serve as co-investment advisors to the Fund, and that they believed it would be in the best interests of the Fund and its shareholders to appoint AXS as the investment advisor of the Fund as soon as reasonably possible. In approving the termination of the Co-Advisory Agreements, the Board considered that Castle Financial and FCM recommended approval of AXS as the new investment advisor of the Fund; that the Board was familiar with AXS, which serves as the investment advisor to various other funds in the Trust; that the Fund would have continuity of management, with the Fund’s current portfolio managers continuing to manage the Fund’s portfolio as dual employees of AXS; and that the appointment of AXS as the Fund’s investment advisor would result in the dedication of additional resources to the administrative and operational aspects of managing the Fund, and would enable the Fund’s portfolio managers to focus solely on the Fund’s portfolio management.

The Board considered information included in the meeting materials regarding the performance of the Fund. The Board noted that the materials they reviewed indicated that the total return of the Fund for the one-, three- and five-year periods ended June 30, 2020, were higher than the Peer Group median return and the Index return, except that the Fund’s performance for the one-year period was below the return of the Index by 1.74%.

The Board noted its familiarity with AXS as the investment advisor for several other funds in the Trust and considered the services to be provided by AXS to the Fund. In doing so, the Board considered AXS’ role as the Fund’s investment advisor, noting that AXS would provide overall supervision of the general investment management and investment operations of the Fund, and oversee the Fund’s portfolio managers with respect to the Fund’s operations, including monitoring the portfolio managers’ investment and trading activities with respect to the Fund, and monitoring the Fund’s compliance with its investment policies. The Board considered the qualifications, experience, and responsibilities of the personnel of AXS who would be involved in the activities of the Fund, including the portfolio managers who had managed the Fund since its inception. In addition, the Board considered the overall quality of the organization and operations of AXS, as well as its compliance structure and compliance procedures. The Board and the Independent Trustees concluded that based on the various factors they had reviewed, AXS would have the capabilities, resources, and personnel necessary to manage the Fund, and that AXS would provide the Fund with reasonable potential for good investment results.

The Board considered information included in the meeting materials regarding the investment advisory fees and total expenses of the Fund. With respect to the advisory fees paid by the Fund, the Board noted that the meeting materials indicated that the investment advisory fees (gross of fee waivers) were higher than the median of the Fund’s Peer Group by 0.19%. The Trustees considered that AXS does not manage any other mutual funds, pension funds, or institutional separate accounts using the same objectives and policies as the Fund, and therefore they did not have a good basis for comparing the Fund’s advisory fee with those of other similar accounts of AXS. The Trustees also considered its knowledge and experience with the portfolio managers of the Fund, who would continue to manage the Fund as dual employees of AXS and their respective advisory firms. The Trustees noted the portfolio managers’ assertions that the Fund’s advisory fee is appropriate in light of the extensive time and work that the portfolio managers put into managing the Fund’s investment strategy, and that the strategy is unique in that it incorporates a significant number of factors, a significant amount of research, and a proprietary risk model developed by the Co-Advisors, which the portfolio managers would continue to use to manage the Fund’s assets. The Trustees considered that there would be no change in the Fund’s investment objective or investment strategies in connection with the proposed change in investment advisor. In considering the total expenses paid by the Fund, the Board observed that the annual total expenses (net of fee waivers) for the Fund’s most recent fiscal year were below the Peer Group median.

The Board also reviewed the estimated profitability to AXS of its relationship with the Fund for one year, taking into account the Fund’s current asset size. The Board noted that AXS anticipated waiving a portion of its advisory fee, and determined that AXS’ anticipated profit level was reasonable.

The Board also considered the benefits expected to be received by AXS as a result of its relationship with the Fund (other than the receipt of its investment advisory fee), including research received from broker-dealers providing execution services to the Fund, the beneficial effects from the review by the Trust’s Chief Compliance Officer of AXS’ compliance program, and the intangible benefits of AXS’ association with the Fund generally and any favorable publicity arising in connection with the Fund’s performance. The Board noted that although there were no advisory fee breakpoints, the asset level of the Fund was not currently likely to lead to significant economies of scale, and that any such economies would be considered in the future as the assets of the Fund grow.

Based on its review, including its consideration of the fact that AXS’ compensation under the proposed Interim Agreement and AXS Advisory Agreement is the same as the compensation under the Co-Advisory Agreements, and that the Fund’s current portfolio managers will continue to manage the Fund, the Board concluded that AXS would have the capabilities, resources and personnel necessary to manage the Fund, and that in light of the services to be provided by AXS to the Fund the compensation to be paid to it under each of the Interim Agreement and the AXS Advisory Agreement is fair and reasonable, and that approval of the Interim Agreement and the AXS Advisory Agreement is in the best interest of the Fund and its shareholders.

THE BOARD OF TRUSTEES RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND APPROVE THE INVESTMENT ADVISORY AGREEMENT BETWEEN THE TRUST AND AXS.

Information Regarding AXS

AXS is a Delaware limited liability company and is registered as an investment advisor with the SEC. As of June 30, 2020, AXS has approximately $271.19 million in assets under management. AXS Investments LLC is wholly owned by AXS Holdings LLC. AXS Holdings LLC is ultimately controlled by Gregory Bassuk.

The names and principal occupations of the principal executive officers of AXS are listed below:

Name	Principal Occupation/Title
Gregory Bassuk	Chief Executive Officer
Russell Tencer	Chief Operating Officer
Mark Lacuesta	Chief Compliance Officer
AXS Holdings LLC	Member

The address for AXS, AXS Holdings LLC and the principal executive officers of AXS is 181 Westchester Avenue, Suite 402, Port Chester, New York 10573.

Terms of the New Advisory Agreement

The terms of the AXS Advisory Agreement are substantially the same as the terms of the Co-Advisory Agreements, except for the date of execution

The terms of the Interim Agreement are also substantially the same as those of the Co-Advisory Agreements, except for differences reflecting certain requirements of the 1940 Act, such as the date of execution, duration of the agreement, termination, and compensation conditions. The Interim Agreement is effective for 150 days from October 26, 2020 (until March 25, 2021).

If approved by the shareholders of the Fund, the AXS Advisory Agreement would continue in force with respect to the Fund for an initial two-year period, unless sooner terminated as provided in the AXS Advisory Agreement. The AXS Advisory Agreement would continue in force from year to year thereafter with respect to the Fund so long as it is specifically approved at least annually in the manner required by the 1940 Act.

The AXS Advisory Agreement may be terminated with respect to the Fund at any time without payment of any penalty by the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting shares of the Fund, or by AXS, upon 60 days’ written notice. In addition, before the shareholders of the Fund approve the AXS Advisory Agreement, the Board of Trustees or a majority of the Fund’s shareholders may terminate the AXS Advisory Agreement without payment of any penalty upon ten days’ written notice to AXS. The AXS Advisory Agreement would automatically terminate in the event of its assignment (as defined in the 1940 Act).

Under the AXS Advisory Agreement, as under the Interim Agreement, AXS would be entitled to annual fees of 1.40% of the average daily net assets of the Fund. However, AXS has contractually agreed to waive its management fee and to absorb operating expenses to the extent necessary to limit the Fund’s total annual fund operating expenses (excluding any taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses as determined in accordance with Form N-1A, expenses incurred in connection with any merger or reorganization, or extraordinary expenses such as litigation expenses) to 1.60% of average daily net assets of the Fund’s shares. This agreement will remain in effect until February 28, 2022. AXS is permitted to seek reimbursement from the Fund, subject to certain limitations, of previously waived fees or reimbursements by AXS to the Fund for a period ending three full years from the date fees were waived or Fund expenses were paid. Any such reimbursement may be requested from the Fund if such reimbursement will not cause the Fund’s annual expense ratio to exceed the lesser of (a) the expense limitation in effect at the time such fees were waived or payments made, or (b) the expense limitation in effect at the time of the reimbursement.

The Fund paid the following advisory fees to Castle Financial and FCM for the periods indicated:

	Advisory Fees Accrued	Advisory Fees (Waived)/Recouped	Advisory Fees Retained
For the fiscal year ended October 31, 2019	$424,132	($180,859)	$243,273
For the fiscal year ended October 31, 2018	$469,401	($265,242)	$204,159
For the fiscal year ended October 31, 2017	$483,069	($285,609)	$197,460

Any reduction in advisory fees or payment of the Fund’s expenses made by Castle Financial or FCM is not subject to reimbursement by the Fund.

Information Regarding the Officers and Trustees of the Trust

Since October 27, 2020, none of the Trust’s Independent Trustees has had, directly or indirectly, a material interest, material transaction, or material proposed transaction to which Castle Financial, FCM or AXS or any of their parents or subsidiaries, or any subsidiaries of a parent of any such entities, was or is to be a party. Eric Banhazl is an Interested Trustee of the Trust and is Chairman of FCM. FCM is wholly owned by Banhazl, LP. Mr. Banhazl owns a controlling interest in Banhazl, LP. Mr. Banhazl may be deemed to have a material interest in the approval of the AXS Advisory Agreement due to his affiliation with FCM.

The Fund’s portfolio managers, who are dual employees of AXS, have a material interest in the approval of the AXS Advisory Agreement since they receive fees from the Fund for their services as portfolio managers of the Fund.

Certain officers of the Trust are employees of FCM: Joy Ausili, Vice President and Assistant Secretary of the Trust, is Co-President of FCM. Rita Dam, Treasurer and Assistant Secretary of the Trust, is Co-President of FCM.

Required Vote

Approval of the appointment of AXS as investment advisor to the Fund will require the vote of a “majority of the outstanding voting securities” of the Fund as defined in the 1940 Act. This means the lesser of (1) 67% or more of the shares of the Fund present at the Meeting if the owners of more than 50% of the Fund’s shares then outstanding are present in person or by proxy, or (2) more than 50% of the outstanding shares of the Fund entitled to vote at the Meeting. If the appointment of AXS is not approved, the Board of Trustees will take appropriate action to ensure continuity of management of the Fund after reviewing the available alternatives, which may include approving another investment advisor or liquidation of the Fund.

VOTING PROCEDURES

How to Vote

This Proxy is being solicited by the Board of Trustees of the Fund. You can vote by mail or in person at the Meeting.

To vote by mail, sign and send us the enclosed Proxy voting card in the postage paid return envelope provided. If you vote by Proxy, you can revoke your Proxy by notifying the Secretary of the Trust in writing, or by returning a Proxy with a later date. You also can revoke a Proxy by voting in person at the Meeting. Even if you plan to attend the Meeting and vote in person, please return the enclosed Proxy card. This will help us ensure that an adequate number of shares are present at the Meeting.

Proxy Solicitation

Mutual Fund Administration, LLC (“MFAC”) and UMB Fund Services, Inc. (“UMBFS”) will bear the expenses incurred in connection with preparing this Proxy Statement. In addition to the solicitation of proxies by mail, officers of the Trust and officers and employees of Castle Financial, without additional compensation, may solicit proxies in person or by telephone. Broadridge Financial Solutions (“Broadridge”) has also been engaged to assist in the solicitation of proxies, at an estimated cost of $3,690. MFAC and UMBFS will pay all of the costs of Broadridge related to the solicitation of the Fund’s proxies.

Quorum and Voting Requirements

The presence in person or by proxy of one third of the outstanding shares of the Fund entitled to vote will constitute a quorum for the Meeting. All shares represented at the Meeting in person or by proxy, including abstentions, will be counted for purposes of establishing a quorum. If a quorum is not present, sufficient votes are not received by the date of the Meeting, or the holders of shares present in person or by proxy determine to adjourn the Meeting for any other reason, a person named as proxy may propose one or more adjournments from time to time to permit further solicitation of proxies. Because the proposal is expected to “affect substantially” a shareholder's rights or privileges, a broker may not vote shares if the broker has not received instructions from beneficial owners or persons entitled to vote, even if the broker has discretionary voting power (i.e., the proposal is non-discretionary). Because the proposal is non-discretionary, the Trust does not expect to receive broker non-votes. Abstentions will be counted for purposes of establishing a quorum but not toward the approval of the proposal. Abstentions will have the effect of votes against the proposal. Abstentions will have no effect on the outcome of a vote on adjournment.

The Fund will count the number of votes cast “for” approval of the AXS Advisory Agreement to determine whether sufficient affirmative votes have been cast. Assuming the presence of a quorum, abstentions have the effect of negative votes.

GENERAL INFORMATION

The principal executive offices of the Trust are located at 235 West Galena Street, Milwaukee, Wisconsin 53212. MFAC, located at 2220 E. Route 66, Suite 226, Glendora, California 91740, serves as the Trust’s co-administrator, and UMB Fund Services, Inc., located at 235 West Galena Street, Milwaukee, Wisconsin 53212, serves as the Trust’s other co-administrator, transfer agent, and fund accountant. The Trust’s principal underwriter is IMST Distributors, LLC, located at Three Canal Plaza, Suite 100, Portland, Maine 04101. UMB Bank National Association, located at 928 Grand Blvd, 5th Floor, Kansas City, Missouri 64106, serves as the custodian for the portfolio securities, cash and other assets of the Trust. Morgan, Lewis & Bockius, LLP, located at 600 Anton Boulevard, Suite 1800, Costa Mesa, California 92626, serves as counsel to the Trust and the Independent Trustees.

The Trust will furnish, without charge, a copy of the most recent annual report and semi-annual report to shareholders of the Fund upon request. Requests for such reports should be directed to the AXS All Terrain Opportunity Fund, P.O. Box 2175, Milwaukee, Wisconsin 53201, or by calling 1-844-441-4440.

Submission of Proposals for Next Meeting of Shareholders

The Fund does not hold shareholder meetings annually. Any shareholder who wishes to submit a proposal to be included in the Fund’s proxy statement and form of proxy card for the Fund’s next meeting of shareholders should send the proposal to the Fund so that it will be received within a reasonable time before the Fund begins to print and mail its proxy materials relating to such meeting.

APPENDIX A

Shareholders Owning Beneficially or of Record More than 5%

of the AXS All Terrain Opportunity Fund

Shareholder Name and Address	Number of Shares Owned	Percentage of Shares Owned as of November 11, 2020
TD Ameritrade Inc. FBO Our Customers Omaha, Nebraska 68103	381,587.570	33.05%
Charles Schwab & Co. Inc. Special Custody A/C FBO Customers 211 Main Street San Francisco, California 94105	772,861.595	66.95%

APPENDIX B

FORM OF THIRD AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT
BETWEEN
INVESTMENT MANAGERS SERIES TRUST II

AND

AXS Investments LLC

THIS THIRD AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT (the “Agreement”), dated as of ___________, to the Investment Advisor Agreement dated October 18, 2019, as amended May 1, 2020 and October 16, 2020 (the “Prior Agreement”), is entered into by and between Investment Managers Series Trust II, a Delaware statutory trust (the “Trust”), on behalf of its series listed in Appendix A, as amended from time to time (each a “Fund”), and AXS Investments LLC, a limited liability company (the “Advisor”).

WHEREAS, the Advisor has agreed to furnish investment advisory services to each Fund, each a series of the Trust, which is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Advisor is willing to furnish such services upon the terms and conditions herein set forth;

WHEREAS, effective ________, 2020, the Advisor desires to amend and restate the Prior Agreement to add the AXS All Terrain Opportunity Fund to the Funds; and

WHEREAS, the implementation of such revisions will result in no change in the nature and level of advisor services to be provided by the Advisor to the Funds;

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the Prior Agreement is hereby amended and restated in full as follows:

1. In General. The Advisor agrees, all as more fully set forth herein, to act as investment advisor to each Fund with respect to the investment of the Fund’s assets and to supervise and arrange for the purchase of securities for and the sale of securities held in the investment portfolio of the Fund.

2. Duties and Obligations of the Advisor with Respect to Investment of Assets of Each Fund.

(a) Subject to the succeeding provisions of this section and subject to the direction and control of the Trust’s Board of Trustees, the Advisor shall (i) act as investment advisor for and supervise and manage the investment and reinvestment of each Fund’s assets and, in connection therewith, have complete discretion in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (ii) supervise the investment program of the Fund and the composition of its investment portfolio; (iii) arrange, subject to the provisions of paragraph 3 hereof, for the purchase and sale of securities and other assets held in the investment portfolio of the Fund; (iv) keep the Trust fully informed with regard to each Fund’s investment performance and investment mandate compliance; and (v) furnish the Trust with such other documents and information as the Trust may from time to time reasonably request.

(b) In performing its duties under this Section 2 with respect to a Fund, the Advisor may choose to delegate some or all of its duties and obligations under this Agreement to one or more investment sub-advisors. If the Advisor chooses to do so, such delegation may include but is not limited to delegating the voting of proxies relating to the Fund’s portfolio securities in accordance with the proxy voting policies and procedures of such investment sub-advisor; provided, however, that any such delegation shall be pursuant to an agreement with terms agreed upon by the Trust and approved in a manner consistent with the 1940 Act; and provided, further, that no such delegation shall relieve the Advisor from its duties and obligations of management and supervision of the management of the Fund’s assets pursuant to this Agreement and to applicable law. If the Advisor delegates any of its duties and obligations under this Agreement with respect to a Fund to one or more investment sub-advisors, then subject to the requirements of the 1940 Act the Advisor shall have (i) overall supervisory responsibility for the general management and investment of the Fund’s assets; (ii) full discretion to select new or additional investment sub-advisors for the Fund; (iii) full discretion to enter into and materially modify existing sub-advisory agreements with investment sub-advisors; (iv) full discretion to terminate and replace any investment sub-advisor; and (v) full investment discretion to make all determinations with respect to the investment of the Fund’s assets not then managed by an investment sub-advisor. In connection with the Advisor’s responsibilities with respect to any sub-advised Fund, the Advisor shall (i) assess the Fund’s investment focus and investment strategy for each sub-advised portfolio of the Fund; (ii) perform diligence on and monitor the investment performance and adherence to compliance procedures of each investment sub-advisor providing services to the Fund; and (iii) seek to implement decisions with respect to the allocation and reallocation of the Fund’s assets among one or more current or additional investment sub-advisors from time to time, as the Advisor deems appropriate, to enable the Fund to achieve its investment goals. The Advisor shall notify the Trust in writing of any change of control of the Sub-advisor at least 90 days prior to any such changes and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Sub-Advisor. In addition, the Advisor shall monitor compliance by each investment sub-advisor of a Fund with the investment objectives, policies and restrictions of the Fund, and review and periodically report to the Board of Trustees of the Trust on the performance of each investment sub-advisor.

3. Covenants. In the performance of its duties under this Agreement, the Advisor:

(a) shall at all times conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and all applicable Rules and Regulations of the Securities and Exchange Commission (the “SEC”); (ii) any other applicable provision of law; (iii) the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust, as such documents are amended from time to time; (iv) the investment objectives and policies of each Fund as set forth in its Registration Statement on Form N-1A; and (v) compliance policies and procedures of the Trust adopted by the Board of Trustees of the Trust;

(b) will, with respect to each Fund’s assets not managed by an investment sub-advisor, place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Advisor will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Advisor will consider the experience and skill of the firm’s securities traders as well as the firm’s financial responsibility and administrative efficiency. Consistent with this obligation, the Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the Fund and other clients of the Advisor. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Advisor hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Advisor determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Advisor to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance, however, will the Fund’s securities be purchased from or sold to the Advisor, or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law;

(c) will treat confidentially and as proprietary information of each Fund all records and other information relative to the Fund, and the Fund’s prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld when the Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund;

(d) will maintain errors and omissions insurance in an amount at least equal to that disclosed to the Board of Trustees in connection with its approval of this Agreement, or will provide the Trust with at least 30 days’ advance written notice if the Advisor obtains such insurance in a lesser amount;

(e) will supply such information to the Trust’s co-administrators and permit such compliance inspections by the Trust’s co-administrators as shall be reasonably necessary to permit the co-administrators to satisfy their obligations and respond to the reasonable requests of the Board of Trustees, including without limitation full copies of all letters received by the Advisor during the term of this Agreement from the staff of the U.S. Securities and Exchange Commission regarding its examination of the activities of the Advisor; and

(f) will use its best efforts to assist the Trust and each Fund in implementing the Trust’s disclosure controls and procedures, and will from time to time provide the Trust a written assessment of its compliance policies and procedures that is reasonably acceptable to the Trust to enable the Trust to fulfill its obligations under Rule 38a-1 under the 1940 Act.

4. Services Not Exclusive. Nothing in this Agreement shall prevent the Advisor or any officer, employee or affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Advisor hereby agrees that all records which it maintains for each Fund are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust’s request. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. Notwithstanding anything in this Agreement to the contrary, and to the extent permitted by applicable law, the Trust will not object to the Advisor maintaining copies of any such records, including the performance records of each Fund, and will not object to the Advisor using such performance records to promote its services to other accounts, including other fund accounts.

6. Agency Cross and Rule 17a-7 Transactions. From time to time, the Advisor or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an “Account”) securities which the Advisor’s investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. The Advisor or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from one or both parties to the transaction without the advisory client’s consent. This prohibition exists because when the Advisor makes an investment decision on behalf of an advisory client (in contrast to a brokerage client that makes its own investment decisions), and the Advisor or an affiliate is receiving commissions from both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Advisor’s part regarding the advisory client. The SEC has adopted a rule under the Advisers Act which permits the Advisor or its affiliates to participate on behalf of an Account in agency cross transactions if the advisory client has given written consent in advance. By execution of this Agreement, the Trust authorizes the Advisor or its affiliates to participate in agency cross transactions involving an Account, provided that the Advisor agrees that it will not arrange purchases or sales of securities between a Fund and an Account advised by the Advisor unless (a) the purchase or sale is in accordance with applicable law (including Rule17a-7 under the 1940 Act) and the Trust’s policies and procedures, (b) the Advisor determines that the purchase or sale is in the best interests of the Fund, and (c) the Trust’s Board of Trustees has approved these types of transactions. The Trust may revoke its consent at any time by written notice to the Advisor.

7. Expenses. During the term of this Agreement, each Fund will bear all expenses not expressly assumed by the Advisor incurred in the operation of the Fund and the offering of its shares. Without limiting the generality of the foregoing:

(a) Each Fund shall pay (i) fees payable to the Advisor pursuant to this Agreement; (ii) the cost (including brokerage commissions, transaction fees or charges, if any) incurred in connection with purchases and sales of the Fund’s portfolio securities and other investments and any losses in connection therewith; (iii) expenses of organizing the Fund; (iv) filing fees and expenses relating to registering and qualifying and maintaining the registration and qualification of the Fund’s shares for sale under federal and state securities laws; (v) the Fund’s share of compensation, fees and reimbursements paid to the Trust’s non-interested Trustees; (vi) fees or expenses of custodians, transfer agents, registrars, independent pricing vendors or other service providers (except sub-advisors); (vii) legal and accounting expenses, including costs for local representation in the Trust’s jurisdiction of organization and fees and expenses of special counsel, if any, for the Trust’s non-interested Trustees; (viii) all federal, state and local taxes (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith; (ix) cost of certificates, if any, and delivery to purchasers; (x) expenses of preparing and filing reports with federal and state regulatory authorities; (xi) the Fund’s share of expenses of shareholders’ meetings, meetings of the Board or any committee thereof, and other meetings of the Trust; (xii) expenses of preparing, printing and distributing proxy statements (unless otherwise agreed to by the Trust and the Advisor); (xiii) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (xiv) any costs, expenses or losses arising out of any liability of or claim for damage or other relief asserted against the Fund for violation of any law; (xv) expenses of preparing, typesetting, printing and distributing prospectuses and statements of additional information and any supplements thereto, and reports, statements, notices and dividends to the Fund’s shareholders; (xvi) shareholder servicing fees; (xvii) interest; (xviii) governmental fees; (xix) costs, including interest expenses and loan commitment fees, of borrowing money; (xx) website costs; (xxi) the Fund’s share of compensation, fees and expenses of the Trust’s chief compliance officer and any employees of the Trust; (xxii) audit fees; and (xxiii) the Fund’s share of litigation expenses and any non-recurring or extraordinary expenses as may arise, including, without limitation, expenses relating to the Trust’s obligation to indemnify others; and

(b) the Advisor shall pay all expenses incurred by it in the performance of its duties under this Agreement, including all costs and expenses of its employees and any overhead incurred in connection with its duties hereunder, and all fees of any sub-advisors.

8. Compensation of the Advisor. Each Fund agrees to pay to the Advisor and the Advisor agrees to accept as full compensation for all services rendered by the Advisor pursuant to this Agreement, a fee accrued daily and paid twice a month in arrears at an annual rate listed in Appendix A with respect to the Fund’s average daily net assets. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be. The fee payable to the Advisor under this Agreement will be reduced to the extent required by any expense limitation agreement. The Advisor may voluntarily absorb certain Fund expenses or waive all or a portion of its fee.

9. Advisor’s Liability. The Advisor shall have responsibility for the accuracy and completeness (and liability for the lack thereof) of the statements in each Fund’s offering materials (including the prospectus, the statement of additional information, and advertising and sales materials), except for information supplied by the co-administrators or the Trust or another third party for inclusion therein. The Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by Advisor or by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

10. Duration and Termination. This Agreement shall become effective with respect to each Fund as of the corresponding effective date indicated in Appendix A and, unless sooner terminated with respect to a Fund as provided herein, shall continue in effect for a period of two years as to such Fund. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Trust’s Board of Trustees or the vote of a majority of the outstanding voting securities of the Fund at the time outstanding and entitled to vote, and (b) the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Trust at any time as to a Fund, without the payment of any penalty, upon giving the Advisor 60 days’ notice (which notice may be waived by the Advisor), provided that such termination by the Trust shall be directed or approved (x) by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the voting securities of the Fund at the time outstanding and entitled to vote, or (y) by the Advisor on 60 days’ written notice (which notice may be waived by the Trust). This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings of such terms in the 1940 Act.)

11. Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

12. Amendment of this Agreement. This Agreement may only be amended by an instrument in writing signed by the parties hereto. Any amendment of this Agreement shall be subject to the 1940 Act.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act. Any legal suit, action or proceeding related to, arising out of or concerning this Agreement shall be brought only in the Court of Chancery of the State of Delaware unless the Trust, in its sole discretion, consents in writing to an alternative forum, or if such action may not be brought in that court, then such action shall be brought in any other court in the State of Delaware with jurisdiction (the “Designated Courts”). Each party (a) consents to jurisdiction in the Designated Courts, (b) waives any objection to venue in either Designated Court, and (c) waives any objection that either Designated Court is an inconvenient forum.

14. Use of the Names of the Fund. The Advisor has consented to the use by each Fund of the name or identifying word “AXS” in the name of the Fund. Such consent is conditioned upon the employment of the Advisor as the investment advisor to the Fund. The name or identifying word “AXS” may be used from time to time in other connections and for other purposes by the Advisor and any of its affiliates. The Advisor may require any Fund to cease using “AXS” in the name of the Fund and in connection with the Fund’s operations if the Fund ceases to employ, for any reason, the Advisor, any successor thereto or any affiliate thereof as investment advisor.

15. Additional Limitation of Liability. The parties hereto are expressly put on notice that a Certificate of Trust, referring to the Trust’s Agreement and Declaration of Trust (the “Certificate”), is on file with the Secretary of the State of Delaware. The Certificate was executed by a trustee of the Trust on behalf of the Trust as trustee, and not individually, and, as provided in the Trust’s Agreement and Declaration of Trust, the obligations of the Trust are not binding on the Trust’s trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust, or the particular series in question, as the case may be. Further, the liabilities and obligations of any series of the Trust shall be enforceable only against the assets belonging to such series, and not against the assets of any other series.

16. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors. This Agreement does not, and is not intended to, create any third-party beneficiary or otherwise confer any rights, privileges, claims or remedies upon any shareholder or other person other than the parties and their respective successors and permitted assigns.

17. Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

**Signature Page to follow**

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

THE TRUST: INVESTMENT MANAGERS SERIES TRUST II on behalf of each Fund

By:
	Name:	Joshua Gohr
	Title:	Assistant Treasurer

THE ADVISOR: AXS Investments LLC

By:
Name:
Title:

Appendix A

Fund/Class	Advisor Fee	Effective Date
AXS All Terrain Opportunity Fund	1.40%	__/__/____

PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

SCAN TO
VIEW MATERIALS & VOTE

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website **www.proxyvote.com or scan the QR Barcode above**
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D26920-S13157

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
1. Approval of a new investment advisory agreement between Investment Managers Series Trust II, on behalf of the Fund, and AXS Investments LLC.	☐	☐	☐
2. Any other matters that properly come before the meeting.			

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date